Exhibit 99.2

GATEHOUSE MEDIA, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

As of March 31, 2007

(In thousands, except for share and per share amounts)

General Information

The following unaudited pro forma condensed consolidated financial information sets forth the historical financial information for the three months ended March 31, 2006, as of and for the three months ended March 31, 2007, and for the year ended December 31, 2006 as derived from our historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2006 give effect to each of the following as if they had occurred on January 1, 2006:

•	the acquisition of substantially all of the assets, and the assumption of certain liabilities, of CP Media on June 6, 2006 (the “CNC Acquisition”);

•	the acquisition of all the equity interests of Enterprise NewsMedia, LLC on June 6, 2006 (the “Enterprise Acquisition” and, together with the CNC Acquisition, the “Massachusetts Acquisitions”);

•

the acquisition of all of the equity interests of certain wholly-owned subsidiaries of Copley and the acquisition of certain assets and liabilities of Copley which, taken together, comprised Copley’s midwest (Ohio and Illinois) operations and business on April 11, 2007 (the “Copley Acquisition”);

•

the acquisition of substantially all of the assets, and assumption of certain liabilities of four daily newspapers owned by Gannett in Rockford, Illinois; Utica, New York; Norwich, Connecticut and Huntington, West Virginia on May 7, 2007 (the “Gannett Acquisition”);

•

the entry into the 2007 Financings (the “2007 Financings”), consisting of a $945,000 term loan facility, a delayed draw term loan of $250,000 million and a $300,000 bridge term loan credit facility (the “Bridge Facility”); and

•	the tax effects of each of the above.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2007 give effect to all of the above, except the 2006 acquisitions, as if they had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 gives effect to the Copley and Gannett Acquisitions for the impact of purchase accounting to the values of the assets and liabilities acquired and related deferred tax liabilities, the elimination of certain assets and liabilities not acquired and the 2007 Financings.

The unaudited pro forma condensed consolidated financial statements do not give pro forma effect to:

•	the acquisition of all the issued and outstanding capital stock of SureWest Directories from SureWest Communications for an aggregate purchase price of approximately $110,305 in February of 2007;

•	the acquisition of seven publications for an aggregate purchase price of approximately $72,220 in February of 2007;

•	the acquisition of 25 publications (excluding the acquisitions noted above) for an aggregate purchase price of $23,815 during the three months ended March 31, 2007; and

•	the acquisition of nine publications (excluding the acquisitions noted above) for an aggregate purchase price of $11,752 during the year ended December 31, 2006.

The unaudited pro forma financial statements do not purport to represent what our results of operations or financial position would have been if these transactions had occurred on the date indicated and are not intended to project our results of operations or financial position for any future period or date.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable and may be revised as additional information becomes available. The pro forma adjustments and primary assumptions are described in the accompanying notes.

GATEHOUSE MEDIA, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2007

(In thousands)

	GateHouse Media (A)	Copley (B)	Gannett (C)	Adjustments (D)		Pro forma
Assets:
Cash and cash equivalents	$6,557	$2,379	$935	$(552	)(1)	$9,319
Accounts receivable, net	58,709	13,248	11,902	(2,109	)(2)	81,750
Inventory	4,921	2,504	2,744	(1,261	)(2,3)	8,908
Prepaid expenses	3,246	654	7,521	(1,788	)(2)	9,633
Deferred income taxes	2,896	—	—	—		2,896
Other current assets	1,658	—	—	—		1,658

Total current assets	77,987	18,785	23,102	(5,710)		114,164
Property, plant and equipment, net	110,102	58,286	47,855	521	(2,4)	216,764
Goodwill	602,463	359,823	24,196	(51,793	)(2,5)	934,689
Intangible assets, net	481,532	—	—	309,163	(2,6)	790,695
Deferred financing costs, net	8,425	—	—	4,150	(7)	12,575
Other assets	5,439	5,054	205	(4,418	)(2)	6,280
Assets held for sale	2,352	—	—	76,277	(2)	78,629

Total assets	$1,288,300	$441,948	$95,358	$328,190		$2,153,796

Liabilities and Stockholders’ Equity:
Current portion of long-term liabilities	$868	$—	$—	$—		$868
Accounts payable	5,099	1,890	1,581	(410	)(2)	8,160
Accrued expenses	23,937	6,882	1,215	(596	)(2)	31,438
Deferred revenue	16,353	6,670	3,610	(622	)(2)	26,011
Deferred income taxes	—	1,218	—	(1,218	)(2)	—
Other current liabilities	—	4,920	—	—		4,920
Note payable to parent company	—	185,000	—	(185,000	)(2)	—
Current liabilities held for sale	—	—	—	1,277	(2)	1,277
Dividend payable	14,489	—	—	—		14,489

Total current liabilities	60,746	206,580	6,406	(186,569)		87,163
Long-term debt, less current portion	690,000	—	—	805,000	(8)	1,495,000
Long-term liabilities	2,869	3,060	233	(2,076	)(2)	4,086
Deferred income taxes	69,392	43,206	5,214	(15,558	)(9)	102,254
Pension and other post-retirement benefit obligations	14,062	6,801	—	(6,801	)(2)	14,062

Total liabilities	837,069	259,647	11,853	593,996		1,702,565
Common stock	381	—	—	—		381
Additional paid-in capital	487,080	—	—	—		487,080
Accumulated other comprehensive loss	(4,998)	—	—	—		(4,998)
Accumulated (deficit) earnings	(31,172)	182,301	83,505	(265,806	)(10)	(31,172)
Treasury stock	(60)	—	—	—		(60)

Total stockholders’ equity	451,231	182,301	83,505	(265,806)		451,231

Total liabilities and stockholders’ equity	$1,288,300	$441,948	$95,358	$328,190		$2,153,796

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATEHOUSE MEDIA, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

(In thousands, except for share and per share amounts)

	GateHouse Media (A)	Enterprise (B)	CNC (C)	Copley (D)	Gannett (E)	Adjustments (F)		Pro forma
Revenues:
Advertising	$238,721	$24,175	$35,550	$104,000	$89,679	$(15,650	)(1)	$476,475
Circulation	52,656	8,226	5,222	44,238	23,914	(4,336	)(1)	129,920
Commercial printing and other	23,553	235	1,633	10,591	5,008	(3,561	)(1)	37,459

Total revenues	314,930	32,636	42,405	158,829	118,601	(23,547)		643,854
Operating costs and expenses:
Operating costs	160,877	23,789	25,611	93,170	64,916	(15,395	)(1,2)	352,968
Selling, general and administrative	91,272	5,000	8,772	43,706	19,697	(10,679	)(1,3)	157,768
Depreciation and amortization	24,051	2,953	1,716	11,083	3,748	11,244	(1,4)	54,795
Transaction costs related to Merger and Massachusetts Acquisitions	—	4,420	—	—	—	—		4,420
Integration and reorganization	4,486	—	—	—	—	—		4,486
Impairment of long-lived assets	917	—	—	—	—	—		917
Other expense (income)	700	—	—	45	—	—		745

Total operating expenses	282,303	36,162	36,099	148,004	88,361	(14,830)		576,099

Operating income (loss)	32,627	(3,526)	6,306	10,825	30,240	(8,717)		67,755
Interest expense
Debt	35,994	2,161	4,248	—	—	61,530	(5)	103,933
Other interest expense	—	—	2,488	13,061	—	(15,549	)(5)	—
Amortization of deferred financing costs	544	72	137	—	—	3,644	(6)	4,397
Unrealized gain on derivative instrument	(1,150)	—	—	—	—	—		(1,150)
Loss on extinguishment of debt	2,086	1,363	—	—	—	—		3,449
Other expense (income)	—	(104)	(12)	49	—	84	(7)	17

Income (loss) from operations before tax	(4,847)	(7,018)	(555)	(2,285)	30,240	(58,426)		(42,891)
Income tax expense (benefit)	(3,273)	—	1,161	(1,042)	12,126	(22,925	)(1,8)	(13,953)

Income (loss) from continuing operations	$(1,574)	$(7,018)	$(1,716)	$(1,243)	$18,114	$(35,501)		$(28,938)

Weighted average shares outstanding (G)
Basic and diluted	25,087,535							25,087,535
Income (loss) per share from continuing operations (G)
Basic and diluted	$(0.06)							$(1.15)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATEHOUSE MEDIA, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2007

(In thousands, except for share and per share amounts)

	GateHouse Media (A)	Copley (D)	Gannett (E)	Adjustments (F)		Pro forma
Revenues:
Advertising	$71,248	$23,341	$20,189	$(3,424	)(1)	$111,354
Circulation	17,257	10,994	5,682	(1,073	)(1)	32,860
Commercial printing and other	6,479	2,745	1,421	(771	)(1)	9,874

Total revenues	94,984	37,080	27,292	(5,268)		154,088
Operating costs and expenses:
Operating costs	52,538	22,944	15,620	(3,574	)(1,2)	87,528
Selling, general and administrative	30,621	10,690	4,909	(1,734	)(1,3)	44,486
Depreciation and amortization	8,802	2,423	999	2,753	(1,4)	14,977
Integration and reorganization	838	—	—	—		838
Impairment of long-lived assets	119	—	—	—		119
Other expense (income)	13	—	—	—		13

Total operating expenses	92,931	36,057	21,528	(2,555)		147,961

Operating income (loss)	2,053	1,023	5,764	(2,713)		6,127
Interest expense
Debt	10,217	—	—	15,766	(5)	25,983
Other interest expense	—	3,817	—	(3,817	)(5)	—
Amortization of deferred financing costs	223	—	—	94	(6)	317
Unrealized loss on derivative instrument	383	—	—	—		383
Other expense (income)	(205)	(20)	—	—		(225)

Income (loss) from operations before tax	(8,565)	(2,774)	5,764	(14,756)		(20,331)
Income tax expense (benefit)	(2,486)	(1,120)	2,312	(5,787	)(1,8)	(7,081)

Income (loss) from continuing operations	$(6,079)	$(1,654)	$3,452	$(8,969)		$(13,250)

Weighted average shares outstanding (G)
Basic and diluted	38,097,167					38,097,167
Income (loss) per share from continuing operations—(G) Basic and diluted	$(0.16)					$(0.35)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATEHOUSE MEDIA, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2006

(In thousands, except for share and per share amounts)

	GateHouse Media (A)	Enterprise (B)	CNC (C)	Copley (D)	Gannett (E)	Adjustments (F)		Pro forma
Revenues:
Advertising	$36,459	$13,072	$19,841	$24,625	$20,490	$(3,624	)(1)		110,863
Circulation	8,495	4,773	3,091	10,925	5,910	(1,112	)(1)		32,082
Commercial printing and other	5,021	128	698	2,663	1,160	(1,020	)(1)		8,650

Total revenues	49,975	17,973	23,630	38,213	27,560	(5,756)			151,595
Operating costs and expenses:
Operating costs	25,971	11,180	13,915	23,259	16,104	(3,857	)(1,2)		86,572
Selling, general and administrative	14,880	5,446	5,944	10,573	4,801	(2,501	)(1,3,9)		39,143
Depreciation and amortization	3,599	1,532	854	2,711	964	3,745	(1,4)		13,405
Integration and reorganization	1,710	—	—	—	—	—			1,710
Other expense (income)	441	—	(4)	—	—	—			437

Total operating expenses	46,601	18,158	20,709	36,543	21,869	(2,613)			141,267
Operating income (loss)	3,374	(185)	2,921	1,670	5,691	(3,143)			10,328
Interest expense
Debt	5,176	1,391	2,424	—	—	16,992	(5)		25,983
Other interest expense	—	1	1,471	2,892	—	(4,364	)(5)		—
Amortization of deferred financing costs	30	55	81	—	—	933	(6)		1,099
Unrealized gain on derivative instrument	(2,605)	—	—	—	—	—			(2,605)
Other expense (income)	—	(54)	—	(19)	—	50	(7)		(23)

Income (loss) from operations before tax	773	(1,578)	(1,055)	(1,203)	5,691	(16,754)			(14,126)
Income tax expense (benefit)	368	—	265	(535)	2,282	(6,570	)(1,8)		(4,190)

Income (loss) from continuing operations	$405	$(1,578)	$(1,320)	$(668)	$3,409	$(10,184)		$	(9,936)

Weighted average shares outstanding (G)
Basic	22,214,445								22,214,445
Diluted	22,464,996								22,214,445
Income (loss) per share from continuing operations-(G)
Basic	$0.02								$(0.45)
Diluted	$0.02								$(0.45)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATEHOUSE MEDIA, INC,

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements

(In thousands, except for share and per share amounts)

1. Adjustment to Pro Forma Condensed Consolidated Balance Sheet

(A) GateHouse Media, Inc.

Reflects historical unaudited consolidated statement of financial position for GateHouse Media, Inc. (the “Company”) as of March 31, 2007.

(B) Copley

Reflects historical unaudited consolidated statement of financial position for the Copley Acquisition as of April 1, 2007.

(C) Gannett

Reflects historical unaudited consolidated statement of financial position for the Gannett Acquisition as of April 1, 2007.

(D) Adjustments

(1)	Reflects the net adjustment of the consolidated cash position due to change in net asset and liabilities and cash balance after the Copley Acquisition, the Gannett Acquisition and the 2007 Financings.

(2)	Reflects the elimination of certain assets and liabilities included in the historical balance sheets of Copley and Gannett but not purchased by the Company and the reclassification of certain assets and liabilities acquired in the Gannett Acquisition to a held for sale position:

	Assets & liabilities not assumed	Assets & liabilities held for sale
Accounts receivable, net	$—	$2,109
Inventory	—	661
Prepaid expenses	—	1,788
Property, plant and equipment, net	—	3,804
Goodwill	—	37,572
Intangible assets, net	—	30,341
Other assets	4,416	2

Total	$4,416	$76,277

Accounts payable	$—	$410
Accrued expenses	351	245
Deferred revenue	—	622
Deferred income taxes	1,218	—
Long term liabilities	2,076	—
Note payable to parent company	185,000	—
Pension and other post-retirement benefit obligations	6,801	—

Total	$195,446	$1,277

(3)	Reflects the elimination of the LIFO reserve of $600 recorded in the historical statements of Copley. The elimination adjusts the inventory to a FIFO basis.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

(4)	Reflects the purchase adjustments to record property, plant and equipment at fair value. Fair value was determined based on preliminary valuations.

Fair value of property, plant and equipment acquired:

Copley	$61,672
Gannett	48,794

		$110,466

Elimination of book value of assets acquired:

Copley	(58,286)
Gannett	(47,855)

		(106,141)

Adjustment to property, plant and equipment:		$4,325

(5)	The Company consummated the acquisition of all the stock of certain wholly-owned subsidiaries of Copley and the acquisition of certain assets and liabilities of Copley which, taken together, comprised Copley’s midwest (Ohio and Illinois) operations and business on April 11, 2007;

On May 7, 2007, the Company consummated the acquisition of substantially all of the assets, and the assumption of certain liabilities of four daily newspapers owned by Gannett in Rockford, Illinois; Utica, New York; Norwich, Connecticut; and Huntington, West Virginia.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma condensed Consolidated Financial Statements—(Continued)

(In thousands, except for share and per share amounts)

The total purchase price for the Copley Acquisition and the Gannett Acquisition, including transaction costs, was $801,401, subject to adjustment. The following table summarizes the components of the purchase price and the fair values of assets acquired and liabilities assumed as of March 31, 2007. The estimates of the fair value of assets acquired are based on preliminary valuations.

	Copley	Gannett	Total
Components of the purchase price:
Cash consideration	$380,000	$410,000	$790,000
Payment of fees and expenses	1,632	9,695	11,327
Payment of working capital settlement	12	62	74

Total purchase price	381,644	419,757	801,401
Fair value of assets acquired and liabilities assumed:
Current assets	18,185	23,102	41,287
Other assets	637	205	842
Property, plant and equipment	61,672	48,794	110,466
Intangible assets	171,662	167,842	339,504

Total assets	252,156	239,943	492,099
Current liabilities	20,012	6,406	26,418
Deferred income taxes	24,743	8,118	32,861
Other long-term liabilities	984	233	1,217

Total liabilities	45,739	14,757	60,496

Net assets acquired	206,417	225,186	431,603

Goodwill (total purchase price less net assets acquired)	175,227	194,571	369,798
Elimination of historical goodwill	(359,823)	(24,196)	(384,019)

	$(184,596)	$170,375	$(14,221)

(6)	Reflects the purchase adjustments to record intangible assets at fair value.

Fair value of intangible assets acquired:

	Life in Years	Copley	Gannett	Total
Subscriber relationships	14-16	$40,098	$31,000	$71,098
Advertiser lists	14-16	95,183	108,143	203,326
Mastheads	Indefinite	36,381	28,699	65,080

Pro forma adjustment		$171,662	$167,842	$339,504

(7)	Reflects the capitalization of additional debt issuance costs in connection with the 2007 Financings.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

(8)	The pro forma adjustments relating to the Copley Acquisition and the Gannett Acquisition and related 2007 Financings is comprised of:

	Historical Debt	Additional Debt	Pro forma
Term Loan Facility – B	$670,000	$—	$670,000
Delayed Draw Term Loan Facility	20,000	230,000	250,000
Term Loan Facility – C	—	275,000	275,000
Bridge Loan Facility	—	300,000	300,000

	$690,000	$805,000	$1,495,000

The 2007 Financings in the amount of $1,495 million reflects $945 million of borrowings of the term loans, $250 million under the delayed drawn term loan and $300 million of borrowings under the bridge loan credit facility.

(9)	The pro forma adjustment to deferred income taxes reflects the difference between book and tax bases, primarily intangible assets, at an estimated 39.15% tax rate for a net adjustment of $15,558.

(10)	Reflects adjustments to eliminate the historical equity of Copley and Gannett.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for share and per share amounts)

2.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations

(A)	GateHouse Media, Inc.

Reflects historical consolidated statement of operations for the Company for the year ended December 31, 2006 and for the three months ended March 31, 2007 and 2006.

(B)	Enterprise NewsMedia, LLC (“Enterprise”)

Reflects historical consolidated statement of operations for Enterprise for the year ended December 31, 2006 and for the three months ended March 31, 2006. The year ended December 31, 2006 includes the period from January 1, 2006 to June 6, 2006, the date of acquisition by the Company.

(C)	CP Media (“CNC”)

The historical results of operations for the calendar year ended December 31, 2006 includes the period from January 2, 2006 to June 6, 2006, the date of acquisition by the Company. The historical results of operations for the three month period in 2006 have been derived from the historical financial statements of CP Media for the nine months ended April 2, 2006 and represents the period from January 1, 2006 to April 2, 2006.

(D)	Copley

Reflects historical consolidated statement of operations for the Copley Acquisition for the year ended December 31, 2006. The historical results of operations for the three months period in 2006 represents the period from January 2, 2006 to April 2, 2006. The historical results of operations for the three months period in 2007 represents the period from January 1, 2007 to April 1, 2007.

(E)	Gannett

Reflects historical consolidated statement of operations for the Gannett Acquisition for the year ended December 31, 2006 and the three months ended April 1, 2007 and March 26, 2006.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

(F)	Adjustments

(1)	Reflects the adjustment to eliminate the revenue and expenses related to the group of assets and liabilities from the Gannett Acquisition held for sale:

	Total year ended December 31, 2006	Total three months ended March 31, 2007	Total three months ended March 31, 2006
Revenues:
Advertising	$15,650	$3,424	$3,624
Circulation	4,336	1,073	1,112
Commercial printing and other	3,561	771	1,020

Operating costs and expenses:
Operating costs	13,702	3,166	3,439
Selling, general and administrative	3,798	869	1,004
Depreciation and amortization	567	151	142
Income tax expense (benefit)	2,197	433	470

Income (loss) from operations	$3,283	$649	$701

(2)	Reflects the elimination of the LIFO reserve adjustment in inventory to restate the balance on a FIFO basis and the elimination of expenses related to the pension and postretirement plans not continued by the Company.

	Total year ended December 31, 2006	Total three months ended March 31, 2007	Total three months ended March 31, 2006
Copley—LIFO adjustment	$48	$—	$—
Gannett—Pension and postretirement adjustment	1,645	408	418

	$1,693	$408	$418

(3)	Reflects the elimination of certain expenses related to liabilities included in the historical statement of operations of Copley and Gannett but not assumed by the Company.

	Total year ended December 31, 2006	Total three months ended March 31, 2007	Total three months ended March 31, 2006
Copley:
Pension, postretirement and other retirement plans	$6,332	$729	$1,597
Gannett:
Pension, postretirement and other retirement plans	549	136	139

	$6,881	$865	$1,736

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

(4)	Portions of the costs of the Massachusetts Acquisitions were allocated to the following depreciable property, plant and equipment and definitive lived intangibles as follows:

Enterprise:
			Pro forma expense
Asset Category	Fair value	Remaining estimated useful life in years	Period from January 1 to June 6, 2006	Three months ended March 31, 2006
Buildings	$2,500	25	$42	$25
Leasehold Improvements	478	6	33	20
Machinery & Equipment	4,053	10	169	101
Furniture & Fixtures	602	10	25	15
Auto & Trucks	1,296	5	108	65
Computer Software & Equipment	3,331	3	463	278

Total pro forma depreciation expense			840	504

Subscriber Relationships	20,606	14	613	368
Subscriber Relationships (a)	1,733	16	45	27
Advertiser Relationships	52,846	18	1,223	734
Non-compete	986	2	205	123

Total pro forma amortization expense			2,086	1,252

Total pro forma depreciation and amortization expense			$2,926	$1,756

(a)	Due to historically different attrition rates, a weekly publication at Enterprise was determined to have a longer remaining useful life.

CNC:
			Pro forma expense
Asset Category	Fair value	Remaining estimated useful life in years	Period from January 1 to June 6, 2006	Three months ended March 31, 2006
Buildings	$7,310	25	$122	$73
Leasehold Improvements	1,548	6	108	65
Machinery & Equipment	6,632	10	276	166
Furniture & Fixtures	450	10	19	11
Auto & Trucks	301	5	25	15
Computer Software & Equipment	1,515	3	211	126

Total pro forma depreciation expense			761	456

Subscriber Relationships	10,781	18	250	150
Advertiser Relationships	76,194	15	2,117	1,270

Total pro forma amortization expense			2,367	1,420

Total pro forma depreciation and amortization expense			$3,128	$1,876

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

Copley:
			Pro forma expense
Asset Category	Fair value	Remaining estimated useful life in years	Total year ended December 31, 2006	Three months ended March 31, 2007	Three months ended March 31, 2006
Buildings	$22,465	25	$899	$225	$225
Machinery & Equipment	31,011	10	3,101	775	775
Furniture & Fixtures	862	10	86	22	22
Auto & Trucks	1,201	5	240	60	60
Computer Software & Equipment	793	3	264	66	66

Total pro forma depreciation expense			4,590	1,148	1,148

Subscriber Relationships	40,098	14	2,864	716	716
Advertiser Relationships	95,183	14	6,799	1,700	1,700

Total pro forma amortization expense			9,663	2,416	2,416

Total pro forma depreciation and amortization expense			$14,253	$3,564	$3,564

Gannett:
			Pro forma expense
Asset Category	Fair value	Remaining estimated useful life in years	Total year ended December 31, 2006	Three months ended March 31, 2007	Three months ended March 31, 2006
Buildings	$16,604	25	$665	$166	$166
Machinery & Equipment	25,244	10	2,524	631	631
Furniture & Fixtures	1,252	10	125	31	31

Total pro forma depreciation expense			3,314	828	828

Subscriber Relationships	25,396	16	1,587	398	398
Advertiser Relationships	88,594	16	5,537	1,384	1,384

Total pro forma amortization expense			7,124	1,782	1,782

Total pro forma depreciation and amortization expense			$10,438	$2,610	$2,610

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

The following tables summarize the pro forma adjustments:

	Enterprise	CNC	Copley	Gannett	Total year ended December 31, 2006
Pro forma depreciation expense	$840	$761	$4,590	$3,314	$9,505
Pro forma amortization expense	2,086	2,367	9,663	7,124	21,240
Less: historical depreciation expense	(723)	(1,105)	(10,467)	(3,100)	(15,395)
Less: historical amortization expense	(2,230)	(611)	(616)	(81)	(3,538)

	$(27)	$1,412	$3,170	$7,257	$11,812

			Copley	Gannett	Total three months ended March 31, 2007
Pro forma depreciation expense			$1,148	$828	$1,976
Pro forma amortization expense			2,416	1,782	4,198
Less: historical depreciation expense			(2,304)	(828)	(3,132)
Less: historical amortization expense			(119)	(20)	(139)

			$1,141	$1,762	$2,903

	Enterprise	CNC	Copley	Gannett	Total three months ended March 31, 2006
Pro forma depreciation expense	$504	$456	$1,148	$828	$2,936
Pro forma amortization expense	1,252	1,420	2,416	1,782	6,870
Less: historical depreciation expense	(470)	(487)	(2,529)	(802)	(4,288)
Less: historical amortization expense	(1,062)	(367)	(182)	(20)	(1,631)

	$224	$1,022	$853	$1,788	$3,887

(5)	Represents adjustment to reflect the interest expense of the 2007 Financings for the periods presented. The following table illustrates the assumed interest rates and amounts of borrowings the pro forma interest expense calculation is based on. The term loan, delayed draw term loan, bridge facility and the revolving loan facility average rate is LIBOR based. The term loan and delayed draw term loan variable interest rate is effectively converted to a fixed rate loan under five interest rate swap agreements for notional amounts of $300,000, $270,000, $100,000, $250,000 and $200,000, except for a $75,000 unhedged portion of the term loan which is expected to be repaid with proceeds of the assets held for sale. Unused commitment fees are based on the remaining balance of the $40,000 of the total revolving credit facility. Letter of credit fees are a quarterly fee equal to the applicable margin for the LIBOR based loans on the aggregate amount of outstanding letters of credit.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

	Year ended December 31, 2006
	Average Rate	Margin	Total Rate	Amount of borrowing	Pro forma interest expense	Less: Historical interest expense	Net adjustment to interest expense
Term Loan Facility - B	4.778%	2.00%	6.778%	$670,000	$45,414
Delayed Draw Term Loan Facility	4.971%	2.00%	6.971%	250,000	17,428
Term Loan Facility - C	5.156%	2.25%	7.406%	275,000	20,366
Bridge Facility	5.320%	1.50%	6.820%	300,000	20,460
Unused commitment fees	0.50%	—	0.500%	40,000	200
Letter of credit fees	2.00%	—	2.000%	3,269	65

					$103,933	$42,403	$61,530

Historical weighted average debt balance					$612,235
Weighted average interest rate					8.17%

	Three months ended March 31, 2007
	Average Rate	Margin	Total Rate	Amount of borrowing	Pro forma interest expense	Less: Historical interest expense	Net adjustment to interest expense
Term Loan Facility - B	4.778%	2.00%	6.778%	$670,000	$11,354
Delayed Draw Term Loan Facility	4.971%	2.00%	6.971%	250,000	4,357
Term Loan Facility - C	5.156%	2.25%	7.406%	275,000	5,091
Bridge Facility	5.320%	1.50%	6.820%	300,000	5,115
Unused commitment fees	0.50%	—	0.500%	40,000	50
Letter of credit fees	2.00%	—	2.000%	3,269	16

					$25,983	$10,217	$15,766

Historical weighted average debt balance					$624,000
Weighted average interest rate					7.32%

	Three months ended March 31, 2006
	Average Rate	Margin	Total Rate	Amount of borrowing	Pro forma interest expense	Less: Historical interest expense	Net adjustment to interest expense
Term Loan Facility - B	4.778%	2.00%	6.778%	$670,000	$11,354
Delayed Draw Term Loan Facility	4.971%	2.00%	6.971%	250,000	4,357
Term Loan Facility - C	5.156%	2.25%	7.406%	275,000	5,091
Bridge Facility	5.320%	1.50%	6.820%	300,000	5,115
Unused commitment fees	0.50%	—	0.500%	40,000	50
Letter of credit fees	2.00%	—	2.000%	3,269	16

					$25,983	$8,991	$16,992

Historical weighted average debt balance					$516,723
Weighted average interest rate					5.87%

The impact of a 1/8 of 1% change in interest rates related to our variable rate debt would be $469, $117 and $117 for the year ended December 31, 2006, and the three months ended March 31, 2006 and 2007, respectively.

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for per share amounts)

The elimination of other interest expense for the year ended December 31, 2006 and the three months ended March 31, 2006 also includes interest expense of $2,488 and $1,472, respectively, related to mandatory redeemable preferred stock which was redeemed in connection with the CNC Acquisition. For the year ended December 31, 2006 and the three months ended March 31, 2006 and 2007, the elimination of other interest expense also included interest expense on an intercompany demand note held by Copley of $13,061, $2,892 and $3,817, respectively.

	Year ended December 31, 2006	Three months ended March 31, 2007	Three months ended March 31, 2006
Pro forma other interest expense	$—	$—	$—

Less: historical other interest expense	(15,549)	(3,817)	(4,364)

Net adjustment to other interest expense	$(15,549)	$(3,817)	$(4,364)

(6)	Deferred financing costs consist of costs incurred in connection with debt financings. Such costs are amortized to interest expense on a straight-line basis over the remaining terms of the related debt. Reflects the net adjustment to a total deferred financing cost amount of $13,091 amortized over a weighted average life of 2.7 years as follows:

	Year ended December 31, 2006	Three months ended March 31, 2007	Three months ended March 31, 2006
Pro forma deferred financing costs	$4,397	$317	$1,099
Less: historical costs	(753)	(223)	(166)

Net adjustment	$3,644	$94	$933

(7)	Reflects the elimination of certain expenses related to liabilities included in the historical statement of operations of Enterprise but not assumed by the Company. The amount represents net interest income related to the triple net lease agreement which was not assumed as a result of the Enterprise Acquisition. The amount is reflective of the rental income to a third party partially offset by interest expense related to the mortgage of that property.

(8)	The pro forma adjustment reflects the income tax effect of pro forma adjustments. The tax effect is calculated based on a 39.15% effective tax rate.

(9)	Reflects the adjustment to pension and postretirement expense for Enterprise based on the fair value adjustment of pension assets and obligations.

Three months ended March 31, 2006
Adjusted pension expense	$748
Less: Historical pension expense	(509)

Net adjustment to pension and post retirement expense	$239

GATEHOUSE MEDIA, INC.

Notes and Management’s Assumptions to Unaudited

Pro Forma Condensed Consolidated Financial Statements—(Continued)

(In thousands, except for share and per share amounts)

(G) Pro Forma Outstanding Shares

For pro forma periods ending with a net loss, the dilutive effect of restricted share grants are removed.

	GateHouse Media Historical	Gatehouse Media Pro forma

Year ended December 31, 2006: Basic and diluted weighted average shares outstanding	25,087,535	25,087,535
Three months ended March 31, 2007: Basic and diluted weighted average shares outstanding	38,097,167	38,097,167
Three months ended March 31, 2006: Basic weighted average shares outstanding	22,214,445	22,214,445
Diluted weighted average shares outstanding	22,464,996	22,214,445

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. In this report, we define and use Adjusted EBITDA, a non-GAAP financial measure, as set forth below.

Adjusted EBITDA

We define Adjusted EBITDA as follows:

Net income (loss) from before:

•	income tax expense (benefit);

•	depreciation and amortization; and
•	other non-recurring items.

Management’s Use of Adjusted EBITDA

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA provides us with a measure of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with our capital structure. This metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA is one of the metrics used by senior management and the board of directors to review the financial performance of the business on a monthly basis.

Limitations of Adjusted EBITDA

Adjusted EBITDA has limitations as an analytical tool. It should not be viewed in isolation or as a substitute for GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and using this non-GAAP financial measure as compared to GAAP net income (loss), include: the cash portion of interest expense, income tax (benefit) provision and non-recurring charges related to gain (loss) on sale of facilities and extinguishment of debt activities generally represent charges (gains), which may significantly affect our financial results.

An investor or potential investor may find this item important in evaluating our performance, results of operations and financial position. We use non-GAAP financial measures to supplement our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA is not an alternative to net income, income from operations or cash flows provided by or used in operations as calculated and presented in accordance with GAAP. You should not rely on Adjusted EBITDA as a substitute for any such GAAP financial measure. We strongly urge you to review the reconciliation of income (loss) from continuing operations to Adjusted EBITDA, along with our consolidated financial statements included elsewhere in this report. We also strongly urge you to not rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure, as presented in this report, may differ from and may not be comparable to similarly titled measures used by other companies.

The table below shows the reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Year Ended December 31, 2006	Three Months Ended March 31, 2007

	(in thousands)
Net loss	$(1,243)	$(1,654)
Income tax benefit	(1,042)	(1,120)
Interest expense—related parties	13,061	3,817
Depreciation and amortization	11,083	2,423

Adjusted EBITDA	$21,859 (a)	$3,466 (b)

(a)

Adjusted EBITDA for the year ended December 31, 2006 includes a total of $13,389 net expense, which is comprised of non-cash compensation and other expense of $531, pension, health and supplemental employee retirement plan expenses of $6,005(1), corporate and third party charges not assumed by GateHouse Media, Inc. of $3,746 and severance expense of $3,107.

(b)

Adjusted EBITDA for the three months ended March 31, 2007 includes a total of $2.813 net expense, which is comprised of non-cash compensation and other expense of $114, pension, health and supplemental employee retirement plan expenses of $659(1), corporate and third party charges not assumed by GateHouse Media, Inc. of $1,175 and severance expense of $865.

(1)	These plans were not assumed in the acquisition by GateHouse Media, Inc.